                                                                   Exhibit 23(b)

                 NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP


     Arthur Andersen LLP audited the balance sheets of Material Sciences Corporation and its subsidiaries (collectively, "MSC") as of February 28, 2002 and 2001, and the related statements of income (loss), cash flows, shareowners' equity and comprehensive income (loss) for each of the three years in the period ended February 28, 2002. These financial statements are included in MSC's Annual Report on Form 10-K for the year ended February 28, 2003 and incorporated by reference into MSC's previously filed Registration Statements on Form S-8 (File Nos. 33-00067, 33-40610, 33-31310, 33-57648, 33-81064, 333-15679, 333-15677,
333-33885, 333-33897 and 333-88387). After reasonable efforts, MSC has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated April 29, 2002 into the above-referenced Registration Statements. The absence of an updated consent may limit recovery by investors from Arthur Andersen LLP, particularly under Section 11(a) of the Securities Act of 1933, as amended.